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EXHIBIT 11.1

                               PICO PRODUCTS, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                   YEARS ENDED JULY 31, 1996 AND 1995 AND 1994

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 1996      1995      1994
                                               --------  --------  --------

Net income (loss) attributable
  to common stock                              $  (400)  $   526   $   905

Net income (loss) used to compute
  fully diluted earnings
  per share                                    $  (400)  $   526   $   905
                                               --------  --------  --------


Primary earnings (loss) per share:

  Weighted average number
     of common shares outstanding                3,798     3,636     3,605

  Dilutive effect of stock options
     and warrants after application
     of treasury stock method                     -          604       690
                                               --------  --------  --------
  Number of shares used to compute
     primary earnings per share                  3,798     4,240     4,295

Primary earnings (loss) per share              $ (0.11)  $  0.12   $  0.21
                                               --------  --------  --------
                                               --------  --------  --------
Fully diluted earnings (loss) per share:

  Weighted average number
     of common share outstanding                 3,798     3,636     3,605

  Dilutive effect of stock options
     and warrants after application
     of treasury stock method                     -          604       690
                                               --------  --------  --------
  Number of shares used to compute
     fully diluted earnings per share            3,798     4,240     4,295

Fully diluted earnings (loss) per share        $ (0.11)  $  0.12   $  0.21
                                               --------  --------  --------
                                               --------  --------  --------